                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                         HERBALIFE INTERNATIONAL, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------
     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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     (2)  Form, Schedule or Registration Statement No.:

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     (3)  Filing Party:

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     (4)  Date Filed:

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

HERBALIFE LOGO

--------------------------------------------------------------------------------
HERBALIFE INTERNATIONAL, INC.
1800 Century Park East, Los Angeles, California 90067
Tel: (310) 410-9600; Fax: (310) 557-3929

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON JULY 27, 2000

     The 2000 Annual Meeting of Shareholders (the "Meeting") of Herbalife International, Inc., a Nevada corporation (the "Company"), will be held beginning at 6:00 p.m. on Thursday, July 27, 2000 at the Beverly Hilton Hotel, 9876 Wilshire Boulevard, Beverly Hills, California, 90210, to consider and vote on the following matters:

          1. The election of six directors to serve on the Company's Board of Directors; and

          2. Such other business as may properly come before the Meeting or any adjournment or postponement thereof.

     May 31, 2000 has been fixed as the record date for shareholders entitled to vote at the Meeting, and only holders of record of the Company's Class A Common Stock at the close of business on that day will be entitled to receive notice of, and to vote at, the Meeting. Each outstanding share of Class A Common Stock is entitled to one vote on all matters to be voted on at the Meeting. Shares of the Company's Class B Common Stock have no voting rights at the Meeting.

     All shareholders are cordially invited to attend the Meeting. To ensure your representation at the Meeting, whether or not you plan to attend, you are urged to complete and promptly return the enclosed proxy, which is solicited by the Board of Directors, in the return envelope provided. Returning your proxy does not deprive you of your right to attend the Meeting and to vote your shares of Class A Common Stock in person, should you desire to do so.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ ROBERT A. SANDLER
                                          Robert A. Sandler
                                          Secretary

Dated: June 26, 2000

       PLEASE DATE, MARK AND SIGN THE ACCOMPANYING PROXY CARD AND MAIL IT
               PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES
                  NO POSTAGE FOR MAILING IN THE UNITED STATES.

                         HERBALIFE INTERNATIONAL, INC.
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                         ANNUAL MEETING OF SHAREHOLDERS
                                 JULY 27, 2000

                               VOTING INFORMATION

     This Proxy Statement is first being mailed on or about June 26, 2000 to all of the holders of shares of the voting common stock of Herbalife International, Inc., a Nevada corporation (the "Company"), in connection with the solicitation by the Company's board of directors (the "Board of Directors" or the "Board") of proxies in the enclosed form to be used at the Annual Meeting of Shareholders to be held on Thursday, July 27, 2000 beginning at 6:00 p.m. at the Beverly Hilton Hotel, 9876 Wilshire Boulevard, Beverly Hills, California 90210, and at any adjournment or postponement thereof (the "Meeting"), pursuant to the accompanying Notice of Annual Meeting.

     Pursuant to a recapitalization approved by the shareholders on December 11, 1997, the Company has two classes of common stock. They are the Class A Common Stock, $0.01 par value per share (the "Class A Common Stock"), and the Class B Common Stock, $0.01 par value per share (the "Class B Common Stock"). The Class A Common Stock and the Class B Common Stock are collectively referred to in this Proxy Statement as the "Common Stock." Class A Common Stock is entitled to one vote per share on each matter submitted to vote at the Meeting. Class B Common Stock has no voting rights at the Meeting.

     Shares of Class A Common Stock, represented by a properly executed proxy, will be voted as indicated on the proxy. The form of proxy accompanying this Proxy Statement and the persons named therein as proxies have been approved by the Board of Directors. Any proxy given pursuant to this solicitation is revocable at any time prior to the voting at the Meeting by (1) delivering written notice to the Secretary of the Company, (2) submitting a subsequently dated proxy, or (3) attending the Meeting, withdrawing the proxy, and voting in person.

     It is proposed that, at the Meeting, action will be taken on the matters set forth in the accompanying Notice of Annual Meeting and described in this Proxy Statement. The Board of Directors knows of no other matters that may properly be presented for action at the Meeting. If any other matters do properly come before the Meeting, the persons named on the enclosed proxy will have discretionary authority to vote thereon in accordance with their best judgment.

     When proxies in the form accompanying this Proxy Statement are returned properly executed, the shares represented thereby will be voted as indicated thereon, and, where a choice has been specified by the shareholder on the proxy, the shares will be voted in accordance with the specification so made. The expense of soliciting proxies, including the cost of preparing, assembling and mailing the material submitted herewith, will be paid for by the Company. In addition to solicitations by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telephone, mail or other means, for which no compensation shall be paid other than their regular salary or other usual compensation. Arrangements also will be made as appropriate with banks and brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of Class A Common Stock held of record by such persons, and the Company will, upon request, reimburse said persons for their reasonable expenses in so doing.

     At the close of business on May 31, 2000, the record date for the Meeting, there were outstanding and entitled to vote at the Meeting 9,985,936 shares of Class A Common Stock. Each share of Class A Common Stock outstanding on such date entitles the shareholder of record to one vote on all matters submitted at the Meeting.

     The presence in person or by proxy of shareholders entitled to cast a majority of all the votes entitled to be cast will constitute a quorum for the transaction of business at the Meeting. Abstentions and broker non-votes will be counted as shares that are present for purposes of determining the presence of a quorum. There will be no cumulative voting for members of the Board of Directors. The six nominees who receive the greatest number of votes cast will be elected to the Board of Directors. Accordingly, abstentions and broker non-votes will not affect the election of directors.

          PRINCIPAL SHAREHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT

     The following table lists, as of June 16, 2000, information as to the beneficial ownership of Class A Common Stock and Class B Common Stock by (i) each of the Company's directors and director -- nominees, (ii) the Company's Chief Executive Officer and each of the four other most highly compensated executive officers as indicated in the Summary Compensation Table under "Compensation of Directors and Executive Officers -- Executive Compensation" below, (iii) all directors and executive officers as a group, and (iv) each person or entity believed by the Company to beneficially own more than five percent (5%) of the Common Stock outstanding. In each instance, information as to the number of shares owned and the nature of ownership has been provided by the individuals identified or described and is not within the direct knowledge of the Company.

                                   NUMBER OF                     NUMBER OF
                                   SHARES OF      PERCENT OF     SHARES OF      PERCENT OF    PERCENT OF
      NAME AND ADDRESS OF           CLASS A        CLASS A        CLASS B        CLASS B        COMMON
      BENEFICIAL OWNER(1)         COMMON STOCK   COMMON STOCK   COMMON STOCK   COMMON STOCK     STOCK
      -------------------         ------------   ------------   ------------   ------------   ----------
Mark Hughes Family
  Trust(2)(3)...................   6,271,001         57.7%       11,792,001        60.0%         59.2%
  1800 Century Park East
  Los Angeles, CA 90067
Christopher Pair(3)(4)..........      70,103            *           265,802         1.4%          1.2%
  1800 Century Park East
  Los Angeles, CA 90067
Michael E. Rosen(5).............     113,751          1.1%          302,219         1.6%          1.4%
  10445 Wilshire Blvd.
  Los Angeles, CA 90024
Conrad Lee Klein(3)(4)..........      94,582            *           189,166         1.0%            *
  1800 Century Park East
  Los Angeles, CA 90067
Robert A. Sandler(4)............      68,331            *           156,665           *             *
  1800 Century Park East
  Los Angeles, CA 90067
Timothy Gerrity(4)..............      64,082            *           168,166           *             *
  1800 Century Park East
  Los Angeles, CA 90067
John Reynolds(3)................      66,696            *           178,392           *             *
  1800 Century Park East
  Los Angeles, CA 90067
Edward J. Hall(6)...............      18,665            *            57,329           *             *
  P.O. Box 407
  Newport Beach, CA 92662
Alan Liker(4)...................      16,332            *            52,663           *             *
  150 South Doheny Drive
  Beverly Hills, CA 90211
Christopher M. Miner(4).........      14,198            *            49,997           *             *
  1800 Century Park East
  Los Angeles, CA 90067
Francis X. Tirelli..............           0            *                 0           *             *
  2025 Garcia Avenue
  Mountain View, CA 94043
Fidelity Management & Research
  Company(7)....................   1,037,500         10.4%        2,010,500        10.8%         10.7%
  82 Devonshire Street
  Boston, MA 02109
All executive officers and
  directors as a group (8
  persons)(8)...................     460,044          4.4%        1,242,007         6.3%          5.6%

---------------
* Less than one percent (1%).

(1) To the Company's knowledge, the persons in this table have sole voting, investment, and dispositive power, either directly or through one or more entities controlled by such person, with respect to all shares of the Common Stock shown as beneficially owned by them, subject to community property laws where applicable.

(2) Includes 875,001 shares of Class A Common Stock and 999,999 shares of Class B Common Stock issuable upon exercise of stock options which are exercisable presently or within 60 days of this Proxy Statement. Also includes 5 million shares of Class B Common Stock held by affiliates of the Trust that are subject to forward purchase contracts with DECS(SM) Trust III, a Delaware business trust. Pursuant to the terms of the forward purchase contracts, such shares (or a portion thereof) or an equivalent amount of cash is required to be delivered to DECS(SM) Trust III in February 2001 in order to enable DECS(SM) Trust III to settle the DECS(SM) securities issued by that entity. Until settlement of the DECS(SM), generally, the Trust's affiliates retain any voting rights and the right to receive dividends with respect to the Class B Common Stock. In addition, such shares have been pledged in favor of DECS(SM) Trust III to secure the obligations under the forward purchase contracts.

(3) The Mark Hughes Family Trust (the "Trust") has three co-trustees (each of whom shall be referred to as a "Co-Trustee" and collectively as the "Co-Trustees"): Messrs. Christopher Pair, Conrad Lee Klein and John Reynolds. The Trust is a trust organized under the laws of the State of California.

          As a result of the death of Mark Hughes on May 21, 2000, the Trust became irrevocable, Mark Hughes ceased to be sole trustee thereof, and the Co-Trustees acquired voting and dispositive power over all the shares formerly beneficially owned or controlled by Mr. Hughes. At the present time, all decisions of the Trust are made by a majority of the three Co-Trustees and no single Co-Trustee has the right, by himself, to take action on behalf of the Trust unless authorized to do so by a majority of the three Co-Trustees.

          As set forth in this table, each of the Co-Trustees owns certain securities of the Company in which the Trust has no interest.

(4) Consists of shares issuable upon exercise of stock options which are exercisable presently or within 60 days of this Proxy Statement.

(5) Includes 102,498 shares of Class A Common Stock and 249,717 shares of Class B Common Stock issuable upon exercise of stock options which are exercisable presently or within 60 days of this Proxy Statement. Effective June 14, 2000, Mr. Rosen ceased to be employed by the Company and ceased to serve as Executive Vice President and Chief Executive -- Corporate Development/Marketing.

(6) Includes 16,332 shares of Class A Common Stock and 52,663 shares of Class B Common Stock issuable upon exercise of stock options which are exercisable presently or within 60 days of this Proxy Statement.

(7) Information based on Bigdough.com service report as of March 31, 2000.

(8) Includes an aggregate of 446,458 shares of Class A Common Stock and 1,214,839 shares of Class B Common Stock issuable upon exercise of stock options which are exercisable presently or within 60 days of this Proxy Statement.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     The Board of Directors is presently comprised of six members, all of whom hold office after election until the next annual meeting of shareholders, or until their respective successors are elected and qualified. Four of the Company's current directors, Messrs. Pair, Klein, Hall and Miner, and two new nominees, Messrs. Reynolds and Tirelli, are the nominees to be elected at the Meeting to one year terms expiring in 2001. Except for Mr. Klein, who became a director shortly after the death of Mark Hughes on May 21, 2000, all of the Company's current directors were serving on the Board of Directors as of the Company's last annual meeting.

     Each nominee has consented to being named in this Proxy Statement and to serve if elected.

     Directors are elected by a plurality of the votes cast. It is the intention of the persons named in the enclosed form of proxy, unless authorization to do so is withheld, to vote FOR the election of the six nominees listed below. If, prior to the Meeting, any nominee should become unavailable for election, an event that is not now anticipated by the Board of Directors, the proxies will be voted for the election of such other person or persons as shall be determined by the persons named in the enclosed form of proxy in accordance with their judgment.

     Biographical information follows for each person nominated and for three executive officers of the Company. The table sets forth certain information regarding these individuals (ages are as of June 16, 2000).

               NAME                 AGE        POSITION WITH THE COMPANY
               ----                 ---        -------------------------
Christopher Pair*.................   45    Director, President and Chief
                                           Executive Officer
Conrad Lee Klein*.................   71    Director, Executive Vice
                                           President, Chief Business Affairs
                                           Officer
John Reynolds*....................   66    Nominee
Edward J. Hall*(1)(2).............   53    Director
Christopher M. Miner*(1)(2).......   48    Director
Francis Tirelli*..................   46    Nominee
Robert A. Sandler.................   56    Executive Vice President, General
                                           Counsel and Secretary
Timothy Gerrity...................   49    Executive Vice President and Chief
                                           Financial Officer
Brian L. Kane.....................   54    Executive Vice President, Chief
                                           Operating Officer

---------------
 *  Nominee

(1) Member of the Compensation Committee and the Stock Option Committee.

(2) Member of the Audit Committee, the Finance Committee and the Business Development Committee. During the past year, Mr. Alan Liker, a director, served on these committees. Mr. Liker is not a nominee for director at the Meeting.

     CHRISTOPHER PAIR joined us in March 1985 as Executive Assistant to the President. From May 1991 to November 1996, Mr. Pair served as our Executive Vice President -- International and Corporate Administration and Secretary. In November 1996, he became our Executive Vice President and Chief Operating Officer. In May 2000, he became Acting President and Chief Executive Officer and in June 2000, he became President and Chief Executive Officer. Mr. Pair has been one of our directors since May 1990, and prior to June of 2000 was our Corporate Secretary. Mr. Pair is one of three Co-Trustees of the Mark Hughes Family Trust. Prior to 1985, Mr. Pair served in various management positions with U.S. Leasing, Raytheon Data Systems and Consolidated Foods. He is Vice-Chairman of the Direct Selling Educational Foundation and serves on its Executive Committee. Mr. Pair also is Vice-Chairman of the Board of Directors of the Direct Selling Association, and is a member of its Executive and Finance Committee and its Long-Range Planning Committee. In addition, he serves on the Board of Directors of the Counsel for Responsible Nutrition and The American Herbal Products Association, the Board of Directors and the Executive Committee of the Consumer Healthcare Products Association, and he is a member of the CEO Council of The World Federation of Direct Selling Associations. Mr. Pair received his B.S. and M.B.A. degrees from the University of Redlands.

     CONRAD LEE KLEIN served as outside counsel to the Company starting in 1983 until 1994 when he joined Herbalife in his present capacity as Executive Vice President/Chief Business Affairs Officer. His duties involve major business matters and contracts. Mr. Klein also provides assistance to the Legal Department in transactional and litigation matters. Mr. Klein was appointed a director in May 2000 and is a Co-Trustee of the Mark Hughes Family Trust. Mr. Klein's former professional activities involved serving as a Captain in the Air Force (Res.) JAG Department, Counsel to California's State Labor Commissioner, California Deputy Attorney General, General Counsel for the California Horse Racing Board and Counsel to the California

State Medical Board. Mr. Klein received a B.S. and a J.D. from New York University and an L.L.M. from the University of Southern California.

     JOHN REYNOLDS has been Chairman of the Board of Harris Steel & Copper Incorporated since 1996, and a director of Tatum Petroleum Corporation since 1986. Mr. Reynolds founded Keyline Sales Incorporated in 1974, a sales and marketing agency in the plumbing industry. Mr. Reynolds was President and CEO of Keyline from its inception to his departure in 1997. Mr. Reynolds is the father of the late Mark Hughes and is a Co-Trustee of the Mark Hughes Family Trust.

     EDWARD J. HALL, a certified public accountant, is an independent investor. From April 1995 through November 1998, he served as the Chief Financial Officer of Cruttenden Roth Incorporated, an investment banking firm. He served in a similar capacity for H.J. Meyers & Co., Inc. an investment banking firm based in Beverly Hills, California from March 1991 through March 1995. From 1988 through 1990, Mr. Hall was an Executive Vice President of Angeles Corporation, an investment management firm. Prior to joining Angeles Corporation, Mr. Hall was with Deloitte & Touche LLP, where he had been an audit partner since 1980. Mr. Hall was elected a director of the Company in March 1992.

     CHRISTOPHER M. MINER has served as a business advisor to a number of companies and private investors during the past several years, including Redfish Telemetrix, Inc., a telecommunications company, where he served as CEO and CFO from May 1997 to December 1999. He has served as Chief Financial Officer of Wow! Laboratories, Inc., an oral healthcare company, from July 1996 to December 1998. Mr. Miner co-founded Vis-A-Vis Communications, Inc. (formerly Workstation Technologies, Inc.) in 1989. Vis-A-Vis is a developer of interactive communications software and hardware products. Prior to founding Vis-A-Vis Communications, from 1987 to 1989, Mr. Miner served as the Chief Financial Officer of Technology Marketing, Inc., a custom electronic engineering organization and board level test product manufacturer. Before joining Technology Marketing, he served as the Chief Financial Officer and Director for Media Systems Technology, Inc., a software manufacturer, from 1981 to 1987. Mr. Miner received his M.B.A. from California State University in 1976. He was elected a director of the Company in March 1996.

     FRANCIS TIRELLI has been the Chief Operating Officer of the Professional Services Group of myCFO, an Internet-based financial services firm, since October 1999. Mr. Tirelli served since 1978 at Deloitte & Touche LLP and since September 1997 was regional managing partner for Deloitte's western region. Mr. Tirelli served on the management committee and board of directors for Deloitte & Touche prior to his departure. He is a member of several accounting societies, including the American Institute of Certified Public Accountants, the Connecticut Society of Certified Public Accountants, and the California Society of Certified Public Accountants. He holds a B.S. in business administration from Boston College and an M.B.A. from Babson College.

     ROBERT A. SANDLER joined us in January 1997 as our Executive Vice President and General Counsel. In June 2000 he became our Corporate Secretary. From 1975 to the present, Mr. Sandler has been a member of Sandler & Morse, a law firm that he co-founded. From 1985 to 1994, Mr. Sandler served in various capacities with various companies within the Siemens family of companies, including most recently as the Executive Vice President and General Counsel of Siemens Pacesetter. He received his A.B. degree from the University of California, Los Angeles and his J.D. degree from the University of Southern California. Currently, Mr. Sandler is a director of Physic-Control, a manufacturer of external defibrillators.

     TIMOTHY GERRITY joined us in May 1985, and he currently serves as our Executive Vice President and Chief Financial Officer. Mr. Gerrity, a certified public accountant, is responsible for our worldwide finance, accounting, tax, treasury and investor relations. His previous experience includes various management positions with Wickes Corporation, Deloitte & Touche LLP and Fluor Corporation. Mr. Gerrity recently was appointed a member of the Finance Committee of the Direct Selling Association. He received his B.S. degree from California State University at Northridge and his M.B.A. degree from the University of Southern California.

     BRIAN L. KANE joined us in 1993 as Vice President of our European operations. In 1995, Mr. Kane became a Senior Vice President-Worldwide Distribution and served in that position until June 2000, when he was appointed as Executive Vice President, Chief Operating Officer of the Company. Mr. Kane has a Ph.D. in Chemistry from Birmingham University in England, and is a Fellow of the Institute of Marketing (UK). Mr. Kane began his career with Proctor & Gamble and subsequently held senior management positions in health care and consumer products with Richardson-Vicks, Hobson plc and Bristol-Myers Squibb.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors held 6 meetings and acted by unanimous written consent on 4 occasions during the fiscal year ended December 31, 1999.

     The Board has five standing committees: (1) the Audit Committee, established in March 1992; (2) the Compensation Committee, established in August 1991; (3) the Stock Option Committee, established in September 1991; (4) the Finance Committee, established in February 1994; and (5) the Business Development Committee, established in April 1994.

     The Audit Committee recommends engagement of the Company's independent accountants, approves the services performed by such accountants, and reviews and evaluates the Company's accounting systems and its system of internal accounting controls.

     The Compensation Committee makes recommendations to the full Board of Directors regarding levels and types of compensation of the Company's executive officers. In addition, the Compensation Committee administers the 1994 Performance-Based Annual Incentive Compensation Plan (the "1994 Plan") and, in conjunction with the Chief Executive Officer, the 1992 Executive Incentive Compensation Plan (the "1992 Plan"). See "Compensation of Directors and Executive Officers -- Executive Compensation -- Description of Certain Plans."

     The Stock Option Committee administers the Company's Amended and Restated 1991 Stock Option Plan. See "Compensation of Directors and Executive
Officers -- Executive Compensation -- Description of Certain Plans."

     The Finance Committee reviews certain aspects of the cash management systems of the Company.

     The Business Development Committee develops and investigates the Company's financing alternatives, tax planning structures and expansion opportunities.

     In 1999, the Audit Committee, the Compensation Committee, the Stock Option Committee, the Finance Committee and the Business Development Committee met on 4, 10, 0, 4 and 0 occasions, respectively. In 1999, the Audit Committee, the Compensation Committee, the Finance Committee and the Business Development Committee acted by unanimous written consent on 0, 0, 2, 0 and 0 occasions, respectively. In 1999, all directors attended at least 75% of the aggregate number of Board and committee meetings held during the period of his service.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

DIRECTOR COMPENSATION

     Each director who is not one of our officers or consultants receives $45,000 per year for his services as a director, plus (1) $5,000 per year for each committee of our Board on which he serves or (2) $10,000 if he serves as chairman of a committee. Any outside directors serving on the board of directors of any of our foreign subsidiaries are paid fees of $2,500 annually for each foreign subsidiary board on which they serve. Directors who also are officers receive no separate compensation for their services as directors.

     From September 1999 through April 2000 Messrs. Hall and Miner served on a Special Committee of the Board of Directors established in connection with the going-private transaction proposed by Mr. Hughes in September 1999 and terminated in April 2000 due to difficult conditions in the credit markets. In addition to their normal directors fees, they each received $95,000 for serving on the Special Committee. The Special Committee was terminated in April 2000.

EXECUTIVE COMPENSATION

     SUMMARY COMPENSATION TABLE. The following table sets forth the annual and long-term compensation of our Chief Executive Officer and four additional most highly compensated executive officers for the fiscal year ended December 31, 1999 (the "Named Officers").

                                                                                    LONG-TERM COMPENSATION
                                                                             -------------------------------------
                                                                                      AWARDS
                                             ANNUAL COMPENSATION             ------------------------
                                   ---------------------------------------                 SECURITIES
                                                              OTHER ANNUAL   RESTRICTED    UNDERLYING    PAYOUTS      ALL OTHER
         NAME AND                                             COMPENSATION      STOCK       OPTIONS/       LTIP      COMPENSATION
    PRINCIPAL POSITION      YEAR   SALARY($)    BONUS($)(1)      ($)(2)      AWARD(S)($)    SARS(#)     PAYOUTS($)      ($)(3)
    ------------------      ----   ----------   -----------   ------------   -----------   ----------   ----------   ------------
Mark Hughes(4)............  1999   $1,000,056   $9,550,000      $240,300                          --                   $187,019
  Former President, Chief   1998    1,000,011    4,500,000            --         --          375,000       --           129,013
  Executive Officer         1997    1,000,012    6,757,563            --         --        1,000,000       --           126,237
  and Chairman of the
    Board
Christopher Pair(5).......  1999   $1,000,000   $1,838,000      $115,000         --          129,439       --          $399,525
  Former Executive Vice
    President               1998    1,098,558      920,000            --         --          150,000       --           227,483
  and Chief Operating
    Officer                 1997      894,615      896,000            --         --          200,000       --           216,426
Michael E. Rosen(6).......  1999   $1,000,001   $1,314,500      $715,000         --           29,439       --          $297,415
  Former Executive Vice
    President,............  1998      896,154      630,000       600,000         --          150,000       --           128,080
  Chief Executive
    Corporate               1997      694,616      784,000       600,000         --          150,000       --           107,220
  Marketing and Corporate
  Development
Robert A. Sandler.........  1999   $  800,000   $  643,998      $ 60,000         --               --       --          $100,679
  Executive Vice President  1998      697,115      360,000            --         --           50,000       --            96,660
  and General Counsel       1997      492,884      448,000            --         --          325,000       --            48,022
Timothy Gerrity...........  1999   $  700,000   $  966,000      $ 60,000         --               --       --          $ 92,200
  Executive Vice President  1998      548,692      540,000            --         --          100,000       --            81,441
  and Chief Financial
    Officer                 1997      447,308      672,000            --         --           75,000       --            84,877

---------------
(1) The 1999, 1998 and 1997 amounts include bonuses earned under the 1994 Performance-Based Annual Incentive Compensation Plan (the "1994 Plan"). See "-- Description of Benefit Plans -- 1994 Performance-Based Annual Incentive Compensation Plan." The 1999 amount for Mr. Rosen excludes an aggregate of $1,077,500 in bonuses paid in 1999 pursuant to individual performance goals established under the 1994 Plan; such amounts were previously reported as earned by Mr. Rosen pursuant to a deferred compensation arrangement with him.

(2) The listed amounts for 1997 and 1998 reflect deferred compensation pursuant to a Deferred Compensation Agreement between us and Mr. Rosen. See
    "-- Employment Contracts and Change in Control Arrangements." For 1999, the listed amounts represent payments for car allowances for Mr. Hughes, Mr. Pair, Mr. Sandler and Mr. Gerrity. In the case of Mr. Rosen, the listed amount for 1999 represents payments for a car allowance in the amount of $115,000 and earned deferred compensation in the amount of $600,000.

(3) For 1999, these amounts represent payments under the 401(k) Tax-Sheltered Savings Plan, Executive Medical Plan, Executive Long Term Disability Plan, Executive Life Insurance Plan and Deferred Compensation Plan. The amount with respect to the 401(k) Tax-Sheltered Savings Plan was $4,800 for each of Mr. Pair, Mr. Rosen, Mr. Sandler and Mr. Gerrity. The amount with respect to the Executive Medical Plan was $7,136 for each of Mr. Hughes, Mr. Pair, Mr. Rosen, Mr. Sandler and Mr. Gerrity. Amounts with respect to the Executive Long Term Disability Plan were $2,960, $10,317, $8,587, $2,960 and $5,337 for Mr. Hughes, Mr. Pair, Mr. Rosen, Mr. Sandler and Mr. Gerrity, respectively. Amounts with respect to the Executive Life Insurance Plan were $200,349, $99,969, $5,783 and $4,927 for Mr. Pair, Mr. Rosen, Mr. Sandler
    and Mr. Gerrity, respectively. Amounts with respect to the Deferred Compensation Plan were $176,923, $176,923, $176,923, $80,000 and $70,000 for
    Mr. Hughes, Mr. Pair, Mr. Rosen, Mr. Sandler and Mr. Gerrity, respectively.

(4) Mr. Hughes died on May 21, 2000.

(5) Mr. Pair became Acting President and Chief Executive Officer effective May 22, 2000, and then became President and Chief Executive Officer effective June 6, 2000.

(6) Effective June 14, 2000, Mr. Rosen ceased to be employed by the Company and ceased to serve as Executive Vice President and Chief Executive -- Corporate Development/Marketing.

     (2) OPTION GRANTS IN LAST FISCAL YEAR. The following table sets forth grants of options to purchase shares of Class A Stock ("Class A Stock Options") and options to purchase shares of Class B Stock ("Class B Stock Options") during the fiscal year ended December 31, 1999 to the Named Officers.

                                                         INDIVIDUAL GRANTS
                                    -----------------------------------------------------------
                                                    TOTAL OPTIONS
                                     SECURITIES      GRANTED TO
                                     UNDERLYING       EMPLOYEES        EXERCISE                   GRANT DATE
                                       OPTIONS        IN FISCAL        OR BASE       EXPIRATION     PRESENT
               NAME                 GRANTED(#)(1)      YEAR(%)      PRICE($/SH)(2)      DATE      VALUE($)(3)
               ----                 -------------   -------------   --------------   ----------   -----------
Mark Hughes
  Class A.........................          --             --               --             --            --
  Class B.........................          --             --               --             --            --
Christopher Pair
  Class A.........................          --             --               --             --            --
  Class B.........................     129,439          65.37%          $8.625        4/15/09      $381,580
Michael E. Rosen
  Class A.........................          --             --               --             --            --
  Class B.........................      29,439          14.87%          $8.625        4/15/09      $ 86,785
Robert A. Sandler
  Class A.........................          --             --               --             --            --
  Class B.........................          --             --               --             --            --
Timothy Gerrity
  Class A.........................          --             --               --             --            --
  Class B.........................          --             --               --             --            --

---------------
(1) Options granted in 1999 to Christopher Pair and Michael Rosen are exercisable in cumulative 50% installments commencing one year from date of grant, with full vesting occurring on the second anniversary.

(2) We granted all options based on the closing price for our Common Stock, as reported on the Nasdaq National Market.

(3) In accordance with the rules of the Securities and Exchange Commission, we used the Black Scholes option pricing model to estimate the grant date present value of the options set forth in this table. We cannot predict or estimate the future price of our Common Stock, and no option pricing model, including the Black Scholes model, can accurately determine the value of an option. Accordingly, we cannot assure you that the value realized by an officer, if any, will be at or near the value estimated in accordance with the Black Scholes model. The assumptions that we used for the valuation include: 59.78% price volatility; 5.08% weighed average risk free rate of return; 5.5% dividend yield and options exercises averaging 3.4 year term. We did not make any adjustment for non-transferability or risk of forfeiture.

     (3) AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES. The following table sets forth information with respect to: (1) shares of Common Stock acquired on exercise of

Class A Stock Options and Class B Stock Options in 1999 and (2) unexercised options to purchase shares of Class A Stock or Class B Stock that we granted in fiscal 1999 and prior years.

                                                                  SECURITIES
                                                                  UNDERLYING               VALUE OF UNEXERCISED
                                                                  UNEXERCISED                  IN-THE-MONEY
                                                                  OPTIONS AT                    OPTIONS AT
                                SHARES                        FISCAL YEAR-END(#)           FISCAL YEAR-END($)(1)
                              ACQUIRED ON      VALUE      ---------------------------   ---------------------------
            NAME              EXERCISE(#)   REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
            ----              -----------   -----------   -----------   -------------   -----------   -------------
Mark Hughes
  Class A...................      --            --          308,331        566,670       1,965,610      3,612,521
  Class B...................      --            --          466,663        533,336       3,149,975      3,600,018
Christopher Pair
  Class A...................      --            --           61,369         33,106         391,227        211,051
  Class B...................      --            --          152,966        365,453       1,032,521      2,207,930
Michael E. Rosen
  Class A...................      --            --           99,165         23,335         656,656        148,761
  Class B...................      --            --          228,331        196,108       1,541,234      1,264,851
Robert A. Sandler
  Class A...................      --            --           48,331         60,002         308,110        382,513
  Class B...................      --            --          106,665        160,002         719,989      1,080,014
Timothy Gerrity
  Class A...................      --            --           56,499         28,501         368,775        181,694
  Class B...................      --            --          132,999        137,001         897,743        924,757

---------------
(1) Represents the difference between the market price of our Common Stock on December 31, 1999 and the exercise price of the options.

     (4) DESCRIPTION OF BENEFIT PLANS.

     1994 Performance-Based Annual Incentive Compensation Plan. We maintain the 1994 Plan (1) to provide additional compensation as an incentive to some key executives and consultants to attain the specified performance objectives of Herbalife and our subsidiaries and affiliated corporations and (2) to ensure the continued availability of their full-time or part-time services to us. Specifically, the individuals entitled to participate in the 1994 Plan are those Herbalife executive officers and consultants determined by the Compensation Committee of our Board of Directors (the "Compensation Committee"), which acts as administrator of the 1994 Plan.

     The amount of an available award to a participant or the aggregate amount of available awards to all participants for each award period is determined by the Compensation Committee based upon an objective computation (the "Formula") of our actual performance relative to pre-established performance goals. The performance goals included in the Formula for each award period are selected by the Compensation Committee from among the following performance measures: (1) level of retail sales, in the aggregate or for a particular category or categories of retail sales; (2) net cash flow; (3) net income; (4) operating income; (5) earnings per share; (6) return on sales; (7) reduction in expenditure levels for a particular category or categories of expenses versus a prior period; (8) return on total capital; (9) return on equity; and (10) increase in the price of our Common Stock over a specified time period. No participant is ever entitled to earn in excess of $10 million under the 1994 Plan with respect to any single calendar year. With respect to participants whose service relationship terminates during an award period, the Compensation Committee provides for prorated awards based upon satisfaction of performance goals for the entire award period, with the proration formula to be set by the Compensation Committee in its discretion.

     Awards granted pursuant to the 1994 Plan may be made (1) in cash, (2) through the issuance of shares of Class A Stock or Class B Stock, or (3) through a combination of either of these methods. The total number of shares of Common Stock that may be issued under the 1994 Plan in any fiscal year may not exceed 5% of the number of issued and outstanding shares of Common Stock at the beginning of the prior fiscal year. The

Compensation Committee may, in its discretion and subject to the consent of each affected participant, approve the advance of all or a portion of a target cash award to a participant prior to the conclusion of an award period. Each advance, if made, is a full recourse obligation of the participant and bears interest from the date of the advance until repaid or deemed earned at the applicable Federal rate, as specified in the 1994 Plan, for loans of a comparable term.

     1992 Executive Incentive Compensation Plan. In 1992, our Board adopted the Herbalife International, Inc. 1992 Amended and Restated Executive Incentive Compensation Plan (the "1992 Plan"). Eligible participants under the 1992 Plan consist of our executive vice presidents, vice presidents, country managers and other executive officers and key employees (other than our Chief Executive Officer and President) and consultants as designated by our Chief Executive Officer in conjunction with the Compensation Committee, which administers the 1992 Plan.

     The 1992 Plan provides for the payment of bonuses to participants for each year that the 1992 Plan is in effect. Awards are made to participants based upon the extent to which corporate performance goals and individual performance goals (set in advance by our Chief Executive Officer together with, in the case of corporate performance goals, the Compensation Committee) are met. To be eligible for payment with respect to a particular award period, a participant is required to be employed by us on the last day of the award period, subject to specified exceptions. Awards granted pursuant to the 1992 Plan may be made (1) in cash,
(2) through the issuance of shares of Class A Stock or Class B Stock, or (3) through a combination of either of these methods. The total number of shares of Common Stock that may be issued under the 1992 Plan in any fiscal year may not exceed the excess of (1) 5% of the number of issued and outstanding shares of Common Stock at the beginning of the prior fiscal year over (2) the number of shares of Common Stock issued during the prior fiscal year pursuant to the 1994 Plan.

     1991 Option Plan. The purpose of our Amended and Restated 1991 Stock Option Plan (the "Option Plan") is to secure for us and our stockholders the benefits arising from stock ownership by key employees, directors, consultants and other persons selected by the Stock Option Committee of our Board of Directors (the "Stock Option Committee"), which administers the Option Plan. As of December 31, 1999, approximately 150 persons were eligible to participate in the Option Plan.

     Options granted under the Option Plan may be designated as (1) "incentive stock options" for federal income tax purposes or (2) options that are not qualified for this treatment, or "non-qualified stock options." All options granted under the Option Plan are non-transferable (except that limited estate planning and similar transfers of non-qualified stock options are permitted) and are exercisable in installments determined by the Stock Option Committee, except that each option is to be exercisable in minimum annual installments of 20% commencing with the first anniversary of the option's grant date. Each option granted has a term specified in the option agreement, but all options expire no later than ten years from the date of grant. Incentive stock options granted to a person holding more than 10% of the total voting power of our capital stock must expire within five years from the date of grant.

     In the case of incentive stock options, the exercise price must be at least equal to 100% of the fair market value of our Common Stock on the date the option is granted. The exercise price for incentive stock option grants to a person holding more than 10% of the total voting power of our capital stock must equal 110% of the fair market value of our Common Stock. The exercise price of a non-qualified option need not be equal to the fair market value of our Common Stock at the date of grant, but may be granted with any exercise price that is not less than 85% of fair market value at the time the option is granted, as the Stock Option Committee may determine.

     Deferred Compensation Plans. We maintain three deferred compensation plans for select groups of management or highly compensated employees: (1) the Herbalife Management Deferred Compensation Plan, effective January 1, 1996 (the "Management Plan"), which is applicable to directors and vice presidents; (2) the Herbalife Senior Executive Compensation Plan, effective January 1, 1996 (the "Senior Executive Plan"), which is applicable to eligible employees at the rank of Senior Vice President and higher; and (3) the Herbalife International of America, Inc. Executive Officer Deferred Compensation Plan. The Management Plan and the Senior Executive Plan are referred to below as the "Deferred Compensation Plans." The

Executive Officer Deferred Compensation Plan is described below under "Employment Contracts and Change in Control Arrangements."

     The Deferred Compensation Plans are unfunded and their benefits are paid from our general assets, except that we have contributed amounts to a "rabbi trust" whose assets will be used to pay benefits if we remain solvent, but can be reached by our creditors if we become insolvent. The Deferred Compensation Plans allow eligible employees, who are selected by the administrative committee that manages and administers the plans (the "Deferred Compensation Committee"), to elect annually to defer up to 50% of their annual base salary and up to 100% of their annual bonus for each calendar year (the "Annual Deferral Amount"). We make matching contributions on behalf of each participant in the Senior Executive Plan ("Herbalife Matching Contributions") of 100% of the amount deferred by each participant from the participant's annual base salary, up to
(1) 15% of the participant's annual base salary in the case of a participant who is an Executive Vice President, (2) 12.5% of the participant's annual base salary in the case of a participant who is a Senior Vice President, and (3) 10% (or such greater percentage, not to exceed 15%, that the Deferred Compensation Committee may determine in the case of any particular participant) of the participant's annual base salary in the case of any other participant. Furthermore, our Compensation Committee may designate any participant to receive an Herbalife Matching Contribution of 20% of his or her annual base salary if the Annual Deferral Amount of such designated participant equals or exceeds 10% of such designated participant's annual base salary. Our Compensation Committee has designated Messrs. Hughes, Rosen and Pair to receive the enhanced Herbalife Matching Contributions.

     Each participant in a Deferred Compensation Plan may determine how his or her Annual Deferral Amount and Herbalife Matching Contributions (if any) will be deemed to be invested by choosing among several investment funds or indices designated by the Deferred Compensation Committee. The Deferred Compensation Plans, however, do not require us actually to acquire or hold any investment fund or other assets to fund the Deferred Compensation Plans. The entire interest of each participant in a Deferred Compensation Plan is always fully vested and nonforfeitable. In connection with a participant's election to defer an Annual Deferral Amount, the participant may also elect to receive a short-term payout, equal to the Annual Deferral Amount plus interest and payable two or more years from the first day of the year in which the Annual Deferral Amount is actually deferred. Subject to the short term payout provision and specified exceptions for unforeseeable financial emergencies, a participant may not withdraw, without incurring a ten percent (10%) withdrawal penalty, all or any portion of his or her account under the Deferred Compensation Plans prior to the date that such participant either (1) is determined by the Deferred Compensation Committee to have incurred permanent and total disability or (2) dies or otherwise terminates employment with us.

     Retirement Plan. We adopted, effective September 1997, a Supplemental Executive Retirement Plan (the "Retirement Plan") providing retirement benefits for a select group of management and highly compensated employees. The Retirement Plan is unfunded and its benefits are paid from our general assets, except that we have contributed amounts to a "rabbi trust" whose assets will be used to pay benefits if we remain solvent, but can be reached by our creditors if we become insolvent. The normal retirement benefit under the Retirement Plan is 60 quarterly installment payments commencing at age 65, each of which equals one-quarter of 1.75% of "compensation" times the number of years of service, up to 20 years. The term "compensation" for this purpose means the average yearly base compensation of the five calendar years within the last 10 years of employment that would yield the highest average. A participant may elect at any time to receive a lump sum equal to 90% of the actuarial equivalent of his or her vested benefits under the Retirement Plan, in which case the participant will forfeit his or her remaining benefits under such plan and cease to participate in such plan.

     A participant who reaches the "early retirement date" may choose to retire and to receive an early retirement benefit equal to the normal retirement benefit. A participant who becomes disabled will receive a benefit equal to his normal retirement benefit. A participant generally reaches his or her early retirement date when he or she completes 10 years participation in the plan and reaches age 55. An employee whose employment with us terminates before he or she reaches early retirement date will receive the actuarial equivalent of his or her vested benefits paid in a lump sum within 90 days of the termination. Upon a change in control of Herbalife, a participant will receive a lump sum payment equal to (1) the actuarial equivalent of the normal retirement benefit, or (2) if payment of benefits has begun, the actuarial equivalent of the remaining quarterly installments. A participant becomes fully vested in his or her interest in the Retirement Plan on his or her normal or early retirement date, death, or disability, or upon a change in control of Herbalife. If a participant's employment is terminated for cause, we have the discretion to reduce his or her vested benefit to zero. In all other cases, we determine a participant's vested interest as follows:

                                      VESTED
  YEARS OF PARTICIPATION IN PLAN    PERCENTAGE
  ------------------------------    ----------
less than 5.......................       0%
     5............................      20
     6............................      40
     7............................      60
     8............................      80
     9............................     100

     The administrator of the Retirement Plan has the discretion to credit a participant with additional years of service as of his or her commencement of participation in the Retirement Plan.

     For illustration purposes only, the following table provides examples of the annual benefit payable under the Retirement Plan beginning at age 65.

                                 YEARS OF SERVICE
               ----------------------------------------------------
COMPENSATION      15         20         25         30         35
------------   --------   --------   --------   --------   --------
 $  125,000    $ 32,813   $ 43,750   $ 43,750   $ 43,750   $ 43,750
    150,000      39,375     52,500     52,500     52,500     52,500
    175,000      45,938     61,250     61,250     61,250     61,250
    200,000      52,500     70,000     70,000     70,000     70,000
    225,000      59,063     78,750     78,750     78,750     78,750
    250,000      65,625     87,500     87,500     87,500     87,500
    300,000      78,750    105,000    105,000    105,000    105,000
    400,000     105,000    140,000    140,000    140,000    140,000
    450,000     118,125    157,500    157,500    157,500    157,500
    500,000     131,250    175,000    175,000    175,000    175,000
    600,000     157,500    210,000    210,000    210,000    210,000
    700,000     183,750    245,000    245,000    245,000    245,000
    800,000     210,000    280,000    280,000    280,000    280,000
    900,000     236,250    315,000    315,000    315,000    315,000
  1,000,000     262,500    350,000    350,000    350,000    350,000
  1,100,000     288,750    385,000    385,000    385,000    385,000
  1,200,000     315,000    420,000    420,000    420,000    420,000

     Messrs. Hughes, Pair, Rosen, Sandler and Gerrity have 20, 14, 9, 3 and 14 years of participation, respectively. "Compensation" covered by the Retirement Plan is equal to the amounts set forth in "Summary Compensation Table" under the heading "Salary."

     401(k) Profit Sharing Plan. We maintain a tax-qualified profit sharing plan pursuant to Sections 401(a) and 401(k) of the Code (the "401(k) Plan"). The 401(k) Plan allows any eligible employee, including specified common-law employees, to contribute each pay period from 2% to 17% of the employee's earnings (but not in excess of $10,500 per year, as adjusted for increases in the cost of living after 2000) for investment in mutual funds held by the 401(k) Plan's trust. We make contributions to the 401(k) Plan in an amount equal to 3% of the earnings of each employee who elects to defer 2% or more of his or her earnings. The 401(k) Plan also imposes restrictions on the aggregate amount that may be contributed by higher-paid employees in relation to the amount contributed by the remaining employees. A participating employee is fully vested at all times in his or her contributions and in the trust fund's earnings attributable to his or her contributions. The employee has no vested interest in our contributions and earnings of the trust fund attributable to our contributions until he or she completes three years of service with us, and the employee is not fully vested in our contributions and earnings of the trust fund attributable to our contributions until he or she has completed seven years of service with us. However, an employee becomes fully vested in our contributions and earnings of the trust fund attributable to our contributions (1) upon the employee's death, (2) upon the employee's disability, or (3) upon the employee reaching the 401(k) Plan's normal retirement age, which is the latter of age 65 and the completion of five years of service with us. An employee may not withdraw all or any portion of his or her account prior to the date that the employee either (1) incurs a hardship or (2) terminates employment with us.

     Executive Medical Plan. The Executive Medical Plan is an insured hospital and medical reimbursement plan covering executives and key employees and their dependents during the executive's or employee's employment by us. The Executive Medical Plan provides coverage of medical expenses incurred beyond our basic plan. For the fiscal year ended December 31, 1999, the Executive Medical Plan's cost to us was approximately $36,000.

     Executive Long-Term Disability Plan. The Executive Long-Term Disability Plan is an insured disability plan covering executives and key employees. It provides for extended disability insurance for its participants with premiums paid by us. For the fiscal year ended December 31, 1999, the Executive Long-Term Disability Plan's cost to us was approximately $30,000.

     Executive Life Insurance Plan. The Executive Life Insurance Plan covers executives and key employees and provides for life insurance benefits in excess of those available under our basic plan. Premiums are paid by us. For the fiscal year ended December 31, 1999, the Executive Life Insurance Plan's cost to us was approximately $311,000.

     (5) EMPLOYMENT CONTRACTS AND CHANGE IN CONTROL ARRANGEMENTS. Effective as of August 9, 1994, we entered into a Deferred Compensation Agreement with Mr. Rosen, pursuant to which Mr. Rosen received $600,000 in cash deferred compensation from us on each of the first five anniversary dates of such Deferred Compensation Agreement. Mr. Rosen's right to receive such deferred compensation is subject to our right to delay payment until our deduction for the payment would no longer be disallowed under Section 162(m) of the Code. We have amended and restated the Deferred Compensation Agreement in its entirety as the Herbalife International of America, Inc. Executive Officer Deferred Compensation Plan, (the "Executive Officer Plan"), effective as of January 1, 1998, to make the following changes: (1) deferred amounts will bear interest at a rate equal to the current general account crediting rate on SunLife of Canada's corporate universal life product effective on January 1st of each year;
(2) we will contribute amounts to a "rabbi trust" whose assets will be used to pay benefits if we remain solvent, but can be reached by our creditors if we become insolvent; and (3) Mr. Rosen may elect to receive payments in the form of installments payable over five years or 10 years, but may receive 90% of the unpaid balance at any time, provided that the payment would be deductible to us and provided that he would forfeit the remaining 10% of the unpaid balance.

     (6) COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION. During 1999, the Compensation Committee consisted of Messrs. Edward Hall and Christopher Miner.

     (7) COMPENSATION COMMITTEE REPORT

     The Company's executive compensation programs are administered by the Compensation Committee and, to the extent summarized below, the Company's Chief Executive Officer.

     The compensation policy of the Company is designed to motivate the overall success of the Company by:

     - Attracting, retaining and rewarding highly qualified and productive individuals;

     - Delivering a significant portion of compensation through performance-based incentives;

     - Directly relating incentive compensation to overall Company and individual performance; and

     - Encouraging executive stock ownership to align the interests of management with those of shareholders.

     Base Salary and Annual Incentive Compensation

     The base salary of the Chief Executive Officer is established through negotiations between the Compensation Committee and Mr. Hughes. For 1999, in order to preserve the tax deductibility of his compensation by the Company, Mr. Hughes agreed to maintain his base salary at approximately $1,000,000. See the Summary Compensation Table under "Compensation of Directors and Executive Officers -- Executive Compensation." Base salaries for each of the other Named Officers were established through negotiations between Mr. Hughes and each Named Officer. See "-- Employment Contracts and Change in Control Arrangements."

     In setting Mr. Hughes' annual salary and target incentive compensation for 1999, the Compensation Committee considered numerous factors, including Mr. Hughes' cash compensation relative to that of the Company's leading distributors and Mr. Hughes' unique role as the preeminent personality in the selling of the Company's products, the motivation of the sales organization and the formulation of sales promotional programs. The Compensation Committee provided an opportunity for Mr. Hughes to earn incentive compensation for 1999 based strictly upon a formula performance measure adopted in accordance with the 1994 Plan.

     During 1999, the Compensation Committee utilized an earnings per share formula to establish target awards under the 1994 Plan and, with respect to Messrs. Hughes, Pair and Rosen, a sales-based formula, subject to maximum award amounts in the case of each participant and discretionary authority to reduce awards in the case of certain of the Named Officers. See "-- Description of Certain Plans -- 1994 Performance-Based Annual Incentive Compensation Plan." The Company met the earnings per share and sales thresholds for 1999 (except with respect to one of the Named Officers for the second quarter), and as a result bonuses were earned by the Named Officers for the past fiscal year.

     Long-Term Incentive Plans

     Executives of the Company are encouraged to own shares of the Common Stock, thereby aligning the interests of management with those of shareholders and tying a significant portion of executive compensation to long-term market performance. The vesting schedules for stock options are set by the Stock Option Committee. All options granted to executive officers have had an exercise price equal to 100% of fair market value on the date of grant. Beginning in 1996, the Stock Option Committee began to grant stock options under the Option Plan to Mr. Hughes, in order to provide him with an additional incentive to promote the success of the Company. The Compensation Committee and the Stock Option Committee believe that the use of stock options to provide incentive compensation to Mr. Hughes is appropriate and advisable, since stock options further align Mr. Hughes' compensation with public shareholders' interests while minimizing the use of cash resources.

     Tax Issues

     For 2000 and later years, the Compensation Committee intends to continue to seek to structure executive compensation arrangements to preserve the deductibility of Named Officer compensation under applicable federal and state income tax laws, including the Omnibus Budget Reconciliation Act of 1993, while also taking into account the need to provide appropriate incentives to the Company's key executives. However, no assurance can be given that the Company will preserve the deductibility of all executive compensation.

                                          COMPENSATION COMMITTEE
                                          Edward J. Hall
                                          Christopher M. Miner

June 26, 2000

     (9) PERFORMANCE GRAPH

     The graph set forth below shows the value of an investment of $100 on December 31, 1994 in each of (1) the Class A Common Stock, (2) the Nasdaq Composite Index and (3) a designated peer group (the "Peer Group"). All values assume the reinvestment of any dividends and are calculated as of December 31st of each year.

     The Peer Group is comprised of publicly traded companies possessing the following characteristics similar to those of the Company:

     - Size, as measured by net sales;

     - Similarity in selling methodology;

     - Distribution of comparable products, including the distribution of weight control products, health and nutritional supplements, and skin, hair or other personal care products;

     - Relatively high insider ownership; and/or

     - Particular emphasis on the talents and visibility of the chief executive officer.

     Companies included in the Peer Group are: Beauticontrol Cosmetics, Inc.; Nature's Sunshine Products, Inc.; Avon Products; Premark International, Inc.; Amway Japan; and Amway Asia Pacific.

             COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN AMONG THE COMPANY, THE NASDAQ COMPOSITE INDEX AND THE PEER GROUP*
PERFORMANCE GRAPH

                                                HERBALIFE - CLASS A STOCK
                                                      COMMON STOCK           NASDAQ COMPOSITE INDEX            PEER GROUP
                                                -------------------------    ----------------------            ----------
12/31/94                                                   100                         100                         100
12/31/95                                                    55                         141                         127
12/31/96                                                   216                         174                         161
12/31/97                                                   143                         213                         140
12/31/98                                                   100                         300                         164
12/31/99                                                   106                         542                         141

---------------
* The stock price performance shown in the performance graph for the Class A Common Stock is historical and is not necessarily indicative of future stock price performance.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In 1996, we began to seek regulatory approvals to make an initial public offering of shares of Herbalife of Japan in Japan. On December 30, 1996, in preparation for the possible offering, we sold shares of Herbalife of Japan to some of our directors and executive officers, as well as to resident managers of Herbalife of Japan, as an incentive for increased efforts to facilitate the operation of the Herbalife of Japan business and the success of the offering. The following table lists the purchasers of the shares, the percentage of Herbalife of Japan's outstanding shares represented thereby, and the purchase price paid to us by each individual as of the date of the sale:

                                     PERCENTAGE OF
                                    HERBALIFE JAPAN    AGGREGATE
               NAME                     SHARES          PRICE(1)
               ----                 ---------------    ----------
Mark Hughes.......................       5.000%        $3,300,000
Christopher Pair..................       0.575            379,500
Michael E. Rosen..................       0.575            379,500
Timothy Gerrity...................       0.575            379,500
Alan Liker........................       0.200            132,000
Other.............................       0.075             49,500
                                         -----         ----------
          Total...................       7.000%        $4,620,000
                                         =====         ==========

---------------
(1) The purchase price for shares of Herbalife of Japan was denominated in Japanese yen. The dollar amounts reflect conversion at the yen-to-dollar exchange rate in effect on the date of purchase of the shares.

     The purchase price for the shares was determined, in part, based upon a formula prescribed by a Japanese regulatory authority responsible for some aspects of public offerings of securities in that country, as applied to Herbalife of Japan's 1995 results of operations. Our Board of Directors separately sought and obtained a valuation of the shares from an independent investment banking firm, Houlihan, Lokey, Howard & Zukin, Inc., which rendered an opinion to the effect that the fair market value of the capital stock of Herbalife of Japan was $66 million. This amount was in excess of the formula prescribed by the Japanese regulatory authority. Consequently, the purchase price per share was increased to the fair market value of the shares as indicated in the Houlihan, Lokey, Howard & Zukin opinion. Our Board of Directors, based in part on the Houlihan, Lokey, Howard & Zukin opinion and the determination of price derived under the formula (which is utilized generally in Japan in connection with public offerings) and taking into account the uncertainty of completion of the offering in Japan and other pertinent factors, has determined that the purchase price reflects the fair market value of the shares.

     For each of the foregoing individuals, the purchase price for the shares was paid to us approximately 30% in cash and approximately 70% in the form of a full recourse promissory note bearing interest at 6.31% per annum in the case of Mr. Hughes (loan denominated in U.S. dollars) and 2.125% per annum in the case of each individual other than Mr. Hughes (loans denominated in Japanese yen), with principal and accrued interest payments due over five years ending December 31, 2002. The aggregate amount outstanding under the promissory notes at December 31, 1999 was $1.8 million.

     In 1997, we engaged Mr. Liker to provide consulting services though 1999 in connection with the offering in Japan. Under the terms of the oral agreement with Mr. Liker, he received $80,000 in 1999 from us for his consulting services.

     In accordance with our 1994 Plan, we made advances of targeted performance bonus amounts during 1997 and 1998 to Mr. Hughes, during 1997, 1998 and 1999 to Mr. Pair, during 1998 to Mr. Rosen, and during 1997 and 1998 to each of Mr. Sandler and Mr. Gerrity. As of December 31, 1999, the remaining outstanding principal and accrued interest obligations for Mr. Pair and Mr. Sandler were $1,060,507 and $182,647, respectively. As of December 31, 1999, there were no remaining outstanding principal and accrued interest obligations in the case of Mr. Hughes, Mr. Rosen, and Mr. Gerrity. During 1999, the highest outstanding principal and accrued interest obligations were $1,965,499 in the case of Mr. Hughes, $1,060,507 in the case of

Mr. Pair, $369,935 in the case of Mr. Rosen, $182,647 in the case of Mr. Sandler, and $552,947 in the case of Mr. Gerrity. Each advance is a full recourse obligation of the executive with a maturity date not exceeding two years following the date of the advance. In addition, the advances bear interest at the applicable federal rate (AFR) for two-year notes at the time of advances. The interest rates for any outstanding advances during 1999 ranged from 4.67% to 5.75%. As of February 29, 2000 all the advances were repaid, with the exception of one loan to Mr. Pair in the principal amount of $575,000.

     In addition, we made a loan of $1,964,000 to Mr. Hughes during 1999. Such loan is a demand obligation and bears interest at the rate of 4.62% per annum, the AFR for obligations of such maturity at the time of the loan. As of December 31, 1999, the entire amount of the loan, plus accrued interest of approximately $83,000, was outstanding.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     During 1999, the Company believes, based solely on a review of Forms 3, 4 and 5 (including amendments) with which it has been furnished, that all filings required pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, relating to the Company were timely made.

                              INDEPENDENT AUDITORS

     The firm of Deloitte & Touche LLP has audited the financial statements of the Company for the year ended December 31, 1999. A representative of Deloitte & Touche LLP is expected to be present at the Meeting, with the opportunity to make a statement if the representative desires to do so. That representative also is expected to be available to respond to appropriate questions.

               SHAREHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING

     Proposals intended to be submitted to the Company for presentation at its next annual meeting to be held in 2001 must be received by the Company at its principal executive offices shown on the first page of this Proxy Statement no later than January 31, 2001, in order to be included in the proxy materials for the 2001 meeting.

                               1999 ANNUAL REPORT

     On March 30, 2000, the Company filed with the Securities and Exchange Commission its Annual Report on Form 10-K for the fiscal year ended December 31, 1999. Copies of the 1999 Form 10-K may be obtained without charge by writing to:
Herbalife International, Inc., 1800 Century Park East, Los Angeles, California 90067; Attention: Investor Relations.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ ROBERT A. SANDLER
                                          Robert A. Sandler
                                          Secretary

                         HERBALIFE INTERNATIONAL, INC.
                             1800 CENTURY PARK EAST
                         LOS ANGELES, CALIFORNIA 90067

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Christopher Pair and Robert A. Sandler, and each of them, as Proxy, with the power to appoint his or their substitutes, and hereby authorizes each of them to represent and to vote as designated below all shares of Class A Common Stock of Herbalife International, Inc. held of record by the undersigned on May 31, 2000 at the Annual Meeting of Shareholders to be held on July 27, 2000, or at any adjournment or postponement thereof, with the same authority as if the undersigned were personally present.

1. ELECTION OF DIRECTORS:

                [ ] FOR all nominees listed below                      [ ] WITHHOLD AUTHORITY
                 (except as marked to the contrary)                     to vote for all nominees listed below

   Christopher Pair, Conrad Klein, Edward J. Hall, Christopher M. Miner, John
                           Reynolds, Francis Tirelli

 (Instructions: To withhold authority to vote for any individual nominee, write the name(s) of the nominee(s) on the line below)

--------------------------------------------------------------------------------

2. In his discretion, the Proxy is authorized to vote upon such other business as may properly come before the meeting.

                        (Date and Sign on Reverse Side)

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES LISTED IN ITEM 1.

                                                       Date:______________, 2000

                                                       -------------------------
                                                       Signature

                                                       -------------------------
                                                       Signature if held jointly

                                                       Please sign exactly as
                                                       name (or names) appear(s)
                                                       below. When shares are
                                                       held by joint tenants,
                                                       both must sign. When
                                                       signing as attorney,
                                                       executor, administrator,
                                                       parent or guardian,
                                                       please give full title as
                                                       such. If a corporation,
                                                       please sign in full
                                                       corporate name by the
                                                       president or other
                                                       authorized officer. If a
                                                       partnership, please sign
                                                       in partnership name by an
                                                       authorized person.

 PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THE PROXY CARD USING THE ENCLOSED
                                   ENVELOPE.